                                                                     Exhibit 4.4

















                        BE SEMICONDUCTOR INDUSTRIES N.V.
                           INCENTIVE PLAN 2005 - 2009

CONTENTS



1.    Definitions...........................................................2

2.    Purpose and Commencing Date...........................................4

3.    Eligibility...........................................................4

4.    Notices...............................................................5

5.    Amendments............................................................5

6.    Governing Law.........................................................6

7.    Annual Cash Bonus.....................................................6

8.    PSA Units to Employees................................................7

9.    SA Units to member of the Supervisory Board .........................10

10.   General Provisions Governing Units...................................10

GENERAL PROVISIONS

1.   DEFINITIONS

     Unless explicitly stated otherwise, the following terms shall have the following meaning:

     ---------------------------------------------------------------------------
     AFM:                     Autoriteit Financiele Markten

     ---------------------------------------------------------------------------
     Allocation               The written agreement between an Employee, a
     Agreement:               member of the Board of Management or a member of
                              the Supervisory Board as the case may be as attached as Schedule to the Plan;

     Allocation Date          has the meaning ascribed thereto in each
                              Allocation Agreement;

     Annual Cash              The amounts of annual cash bonus that may be
     Bonus:                   granted subject to the terms and conditions of the
                              Plan;

     Base Annual              12 times monthly salary including holiday pay (if
     Salary:                  applicable);

     Besi Group:              The Company and its present and future direct and
                              indirect 100%-subsidiaries;

     Besi's Subsidiaries/     All of the Company's 100% subsidiaries/operating
     Operating Entities:      entities and its present and future direct and
                              indirect 100%-subsidiaries/operating entities;

     Board of Management:     The Company's Board of Management (statutair
                              bestuur);

     Company:                 BE Semiconductor Industries N.V.;

     Eligible Participant     In respect of an Annual Cash Bonus and the PSA
                              Units an Employee (other a member of the Supervisory Board) and in respect of SA Units a member of the Supervisory Board;

     Employee:                Any individual who is, and has for an
                              uninterrupted period of at least three months, been employed by the Besi Group;

     ---------------------------------------------------------------------------

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     ---------------------------------------------------------------------------
     Net Income Besi          Adjusted net earnings of the relevant entity of
     Subsidiary \             the Company to be determined annually by the
     Operating Entity:        Supervisory Board, based on a proposal from the
                              Board of Management for the adjusted net earnings;

     Net Income Besi:         The Company's consolidated net earnings after tax
                              as appearing from its adopted consolidated annual accounts;

     Net Sales:               The Company's consolidated Net Sales as appearing
                              from its adopted consolidated annual accounts;

     New Employee:            The Employee who has not been in employment with
                              the Company in the Plan Year immediately preceding the current Plan Year;

     Performance Stock        A conditional right to acquire one or more Shares
     Award Units ("PSA        depending on certain performance criteria by an
     Units"):                 Eligible Participant;

     Plan:                    This BE Semiconductor Industries N.V. Incentive
                              Plan 2005-2009;

     Plan Year:               The fiscal year in which the Plan is operated by
                              the Company;

     PSA Unit Holder:         An Eligible Participant who receives a right to
                              acquire one or more PSA Units depending on certain performance criteria;

     PSA Unit Amount:         The maximum number of PSA Units that may be
                              awarded under the Plan per Plan Year to each individual Eligible Participant as determined by the Board of Management;

     Selling                  An Eligible Participant who wishes to sell or
     Shareholder:             otherwise dispose of one or more Shares;

     Share:                   An ordinary share with a nominal value
                              (Euro)0.91, in the capital of the Company;

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     Stock Award Units        A conditional right to acquire one or more Shares
     ("SA Units"):            by a member of the Supervisory Board;

     SA Unit Holder:          A member of the Supervisory Board who receives a
                              right to acquire one or more SA Units;

     Supervisory Board:       the Company's Supervisory Board (raad van
                              commissarissen); and

     Unit                     Either a PSA Unit or a SA Unit.
     ---------------------------------------------------------------------------


2.   PURPOSE AND COMMENCING DATE

2.1 The purpose of the Plan is to secure for the Besi Group and its shareholders the benefits through profit sharing and stock ownership for certain Eligible Participants who are expected to contribute to the Company's future growth and success.

2.2 The Plan governs the granting of Annual Cash Bonuses and/or Units, in principle once per year, based upon the Company's results over its financial years from 2004 up to and including 2008.

2.3 The Eligible Participant will not disclose any information about the Plan (including its conditions) and the Allocation Agreement to any third parties without obtaining the Company's prior written approval, except for such filings, or notifications as are mandatorily prescribed by law.

2.4  The commencing date of the Plan is March 24, 2005.


3.   ELIGIBILITY

3.1 Annual Cash Bonuses and/or PSA Units may be granted to officers, managers and key Employees within the Besi Group, working in one or more of the positions listed below:

                                ------------------------------
                                        President
                                   Exec. VP Operations
                                 Director Marketing & Sales
                                  Director Global Sourcing
                                ------------------------------

                            ---------------      ----------------
                                Finance          Technology Board
                            ---------------      ----------------

-------------------------------------------------------------------------------------------

-----------   -----------  ------------  ------------  -----------  ----------- -----------
  Laurier       Datacon    Fico Molding  Fico Tooling  Fico Trim       Fico        Meco
                                                        & Form      Singulation   Plating
-----------   -----------  ------------  ------------  -----------  ----------- -----------

-----------   -----------  ------------                -----------  ----------- -----------
  Marketing    Marketing     Marketing                 Marketing     Marketing    Marketing
  & Sales      & Sales       & Sales                   & Sales       & Sales      & Sales
-----------   -----------  ------------                -----------  ----------- -----------

-----------   -----------  ------------  ------------  -----------  ----------- -----------
  Finance      Finance       Finance       Finance     Finance      Finance       Finance
  & Control    & Control     & Control    & Control    & Control    & Control     & Control
-----------   -----------  ------------  ------------  -----------  ----------- -----------

-----------   -----------  ------------                -----------  ----------- -----------
  Customer     Customer      Customer                   Customer     Customer     Customer
  Service      Service       Service                    Service      Service      Service
-----------   -----------  ------------                -----------  ----------- -----------

-----------   -----------  ------------  ------------  -----------  ----------- -----------
 Operations   Operations     Operations   Operations   Operations   Operations   Operations
                                            3x NL
-----------   -----------  ------------  ------------  -----------  ----------- -----------

-----------   -----------  ------------  ------------  -----------  ----------- -----------
Development   Development    Development  Operations   Development  Development Development
                                              KL
-----------   -----------  ------------  ------------  -----------  ----------- -----------

                                         -------------
                                           Operations
                                         Leshan, China
                                         -------------



3.2 SA Units will be annually granted to members of the Supervisory Board pursuant to Article 9 hereof. For the avoidance of doubt, except for SA Units pursuant to Article 9 hereof, members of the Supervisory Board shall not be awarded Annual Cash Bonuses or PSA Units under this Plan.

4.   NOTICES

4.1 Notices by the Company to an Eligible Participant shall be mailed to the address provided by the Eligible Participant to the personnel or finance department of the company by which the Eligible Participant is employed.

4.2 Notices by the Eligible Participant to the Company shall be mailed to the registered address of the Company.


5.   AMENDMENTS

5.1 The Board of Management may, with the approval of the Supervisory Board at any time, and from time to time, modify or amend the Plan in any respect.

5.2 A modification or amendment of the Plan shall not, without the consent of a PSA or SA Unit Holder, affect his \ her rights under a PSA Unit or SA Unit previously granted to him/her.

6.   GOVERNING LAW

6.1 This Plan shall be governed by and construed in accordance with the laws of The Netherlands.

6.2 Any disputes arising out of or in connection with Plan shall be submitted in first instance to the competent court in the Netherlands.


ANNUAL CASH BONUS

7.   ANNUAL CASH BONUS

7.1 The total amount of Annual Cash Bonus, if any, that may be granted to any individual Employee shall in no event exceed 60% of such Employee's gross annual salary including vacation allowance (Base Annual Salary) over the Company's financial year preceding the year in which such Annual Cash Bonus is granted. The determination of the total Annual Cash Bonus per person shall be based on 35% of the Besi Group's performance, 35% of the Employee's company performance and 30% of the Employee's individual performance.

7.2  The Annual Cash Bonus, if any, will be determined using following elements:

     (a) If the Net Income Besi is achieved, the Employee may receive a maximum of 21% of Base Annual Salary;

     (b) If the Net Income Besi subsidiary / Operating entity is achieved, the Employee may receive a maximum of 21% of Base Annual Salary;

     (c) Based on individual performance, the Employee may receive a maximum of 18% of Base Annual Salary.

7.3 The amount of the Annual Cash Bonus, if any, referred to under 7.2a), will be based on a percentage of the net income according to following grid:

                                   -------------------------------------------
     % Net Income of Sales         0-1%    1-4%     5-7%     8-9%       10%+
     -------------------------------------------------------------------------
     a) The Besi Group             0       8,5%     14%      19%        21%
     -------------------------------------------------------------------------
     b)  Net Income Besi           max. 21%
     subsidiary/Operating entity
     -------------------------------------------------------------------------
     c)  Individual Employee       max. 18%
     -------------------------------------------------------------------------

     The 7.2.b) component may be considered at the discretion of the Supervisory Board in case the operating entity overall achieved a positive Net Income.

7.4 At the discretion of the Supervisory Board, the Board of Management may grant an Annual Cash Bonus to the Employee of max. 18% of the Base Annual Salary (7.2.c).

7.5 In the event that an Employee is transferred from a position included in the table of Article 3 to a position not included in that table, that Employee will no longer be entitled to any Annual Cash Bonus under this Plan.


(PERFORMANCE) STOCK AWARD UNITS


8.   PSA UNITS TO EMPLOYEES

8.1 At its discretion, the Board of Management may award PSA Units to an Employee. The PSA Unit Amount shall in the aggregate of the granted PSA Units not exceed the right to acquire 1.5% of the total outstanding Shares in the capital of the Company at December 31 of the year prior to the date of granting, per annum.

8.2 The PSA Unit Amount is determined by the relevant Employee's position in the BESI Group as depicted in the organizational chart below. In the organizational chart below the maximum PSA Unit Amount to be granted, on an annual basis to members of the Board of Management, is as follows:


     Chief Executive Officer                     50,000

     Other Members of Board of Management        35,000

     For each Eligible Employee, who is not member of the Board of Management, the PSA Unit Amount will be determined by the Board of Management of the Company annually, before the Allocation Date.

                                ------------------------------
                                        President
                                   Exec. VP Operations
                                 Director Marketing & Sales
                                  Director Global Sourcing
                                ------------------------------

                            ---------------      ----------------
                                Finance          Technology Board
                            ---------------      ----------------

-------------------------------------------------------------------------------------------

-----------   -----------  ------------  ------------  -----------  ----------- -----------
  Laurier       Datacon    Fico Molding  Fico Tooling  Fico Trim       Fico        Meco
                                                        & Form      Singulation   Plating
-----------   -----------  ------------  ------------  -----------  ----------- -----------

-----------   -----------  ------------                -----------  ----------- -----------
  Marketing    Marketing     Marketing                 Marketing     Marketing    Marketing
  & Sales      & Sales       & Sales                   & Sales       & Sales       & Sales
-----------   -----------  ------------                -----------  ----------- -----------

-----------   -----------  ------------  ------------  -----------  ----------- -----------
  Finance      Finance       Finance       Finance      Finance      Finance       Finance
  & Control    & Control     & Control    & Control    & Control    & Control     & Control
-----------   -----------  ------------  ------------  -----------  ----------- -----------

-----------   -----------  ------------                -----------  ----------- -----------
  Customer     Customer      Customer                   Customer     Customer     Customer
  Service      Service       Service                    Service      Service      Service
-----------   -----------  ------------                -----------  ----------- -----------

-----------   -----------  ------------  ------------  -----------  ----------- -----------
 Operations   Operations     Operations   Operations   Operations   Operations   Operations
                                            3x NL
-----------   -----------  ------------  ------------  -----------  ----------- -----------

-----------   -----------  ------------  ------------  -----------  ----------- -----------
Development   Development   Development   Operations   Development  Development Development
                                              KL
-----------   -----------  ------------  ------------  -----------  ----------- -----------

                                         -------------
                                           Operations
                                         Leshan, China
                                         -------------


     However, the value of the PSA Unit Amount granted (value determined as number of maximum Shares granted to an Employee, to be acquired with the awarded PSA Units, times the stock price at the date of grant) may not exceed 60% of the Base Annual Salary of the individual Employee, excluding members of the Supervisory Board.



8.3 The number of PSA Units, if any, to be awarded to an individual Employee will be determined by using the following elements:

     (a) Besi Net Income, resulting in an award of maximum 35% (thirty five percent) of the PSA Unit Amount;

     (b) Besi Subsidiary / Operating Entity Net Income, resulting in an award of maximum 35% (thirty five percent) of the PSA Unit Amount;

     (c) Individual Employee performance, resulting in an award of maximum 30% (thirty percent) of the PSA Unit Amount.

8.4 The number of PSA Units to be awarded to an individual Employee will be determined according to the following grid:

     ---------------------------------------------------------------------------
     % of Net Income resulting        0-1%     1-4%     5-7%    8-10%    10%+
     from Net Sales
     ---------------------------------------------------------------------------
     a)   Besi Group, % of the        0%       15%      25%     30%      35%
          maximum PSA Unit Amount

     b)   Besi Subsidiary/            Max. 35% of the PSA Unit Amount
          Operating Entity

     c)   Individual Employee         Max. 30% of the PSA Unit Amount
     ---------------------------------------------------------------------------


     The 8.3.b) component may, at the discretion of the Supervisory Board, only be granted in case the Subsidiary / Operating Entity overall achieved a positive Net Income.

8.5 The 8.3.c) component mentioned above means that, at the discretion of the Supervisory Board, the Board of Management may award Employees a maximum of 30% (thirty percent) of the PSA Unit Amount once in any Plan Year.

8.6 At the discretion of the Supervisory Board, the Board of Management may award a New Employee PSA Units once during any Plan Year, provided that (i) the amount of PSA Units awarded does not exceed the PSA Unit Amount; (ii) the Company has notified AFM of its intention to award PSA Units two months prior to the day on which the PSA Units are to be awarded and (iii) a consistent policy with awarding PSA Units to New Employees is followed.

8.7 An award of PSA Units pursuant to this Article 8 (Performance Stock Award Units to Employees) shall be subject to the Company's remuneration policy or similar arrangement at any time adopted by the Supervisory Board. If applicable, an award of PSA Units will be qualified as wage for Dutch wage tax and social security purposes. The amounts of wage tax and social security contributions due in connection with an award of PSA Units shall be for the account of the Employee and shall be deducted from the Employee's salary.

8.8 The statutory directors (statutair bestuurders) of the Besi Besi Group have to choose forthwith whether or not they will accept the PSA Units to be awarded to them under the Plan, at the time the Plan is approved by the Supervisory Board or, as the case may be, at the time the Supervisory Board approves an amendment of the Plan. The statutory directors are not allowed to change their choice during the duration of the Plan.

8.9 An award of PSA Units will vest in accordance with the vesting schedule contained in the Allocation Agreement.


9.   SA UNITS TO THE MEMBERS OF THE SUPERVISORY BOARD

9.1 The number of SA Units to be granted to each member of the Supervisory Board will be fixed at 4,000 per year as part of the annual remuneration package.

9.2 SA Units issued pursuant to this Article 9 (Stock Award Units to Supervisory Board Members), shall be subject to the Company's remuneration policy or similar arrangement at any time adopted by the Supervisory Board. If applicable, an award of SA Units will be qualified as wage for Netherlands wage tax and social security purposes. The amounts of wage tax and social security contributions due in connection with an award of SA Units shall be for the account of the relevant member of the Supervisory Board.

9.3 An award of SA Units will vest in accordance with the vesting schedule contained in the Allocation Agreement.

9.4 Once during any Plan Year, the Supervisory Board may award a new member of the Supervisory Board SA Units provided that (i) the Company has notified AFM of its intention to award SA Units two months prior to the day on which the SA Units are to be awarded and (ii) a consistent policy with awarding SA Units to new member of the Supervisory Board is followed.

9.6 The members of the Supervisory Board have to choose forthwith whether or not they will accept the SA Units to be awarded to them under the Plan.

9.7 An award of SA Units will vest in accordance with the vesting schedule contained in the Allocation Agreement.


10.  GENERAL PROVISIONS GOVERNING UNITS

10.1 The Company will enter into an Allocation Agreement with Eligible Participants who wish to participate in the Company's capital on the basis of the Plan. Shares will be delivered to participating Eligible Participants by the Company in accordance with the Plan and the Allocation Agreement. The Allocation Agreement will allocate a conditional right to a participating Eligible Participants to obtain one or more Shares without consideration. On termination of the Eligible Participant's employment, or as case may, appointment, the Allocation Agreement will be terminated with immediate effect without the Eligible Participants receiving any consideration.

10.2 In the event of a merger, cessation of stock exchange quotation or takeover of the Company, the Board of Management will be entitled to terminate all Allocation Agreements.

10.3 An Eligible Participant will not be permitted to encumber or transfer ownership of Units or any right to acquire one or more shares pursuant to the Plan or the Allocation Agreement the right to take up Shares under the Allocation Agreement, nor to transfer ownership of the Allocation Agreement as a whole. Rights to acquire Shares under the Allocation Agreement may only be exercised by the Eligible Participant and his/her heirs.

10.4 Subject to the legal requirements of the various jurisdictions in which a public market for the Shares may exist and subject to the provisions of this Article 10 (General Provisions for Governing (Units) a Share acquired upon the vesting of a Unit shall be tradable on such public market or markets.

10.5 A Selling Shareholder shall notify the Board of Management in writing of his intention to sell one or more Shares. In case required, the Eligible Participant is responsible for notification of the AFM regarding the intention of trading of the Shares. Furthermore, the Eligible Participant is obliged at all time to comply with the Company's "Gedragscode inzake Voorwetenschap" and all other applicable laws, whether relating to insider trading or otherwise, including the Besi Code.